Loan Agreement

Between:	Morpheus Financial Corporation (“Lender”)

And:	Essential Innovations Technology Corp. (“Borrower”)

TERMS OF LOAN

COMPANY	Essential Innovations Technology Corp.

LENDER	Morpheus Financial Corporation

AMOUNT OWING	$50,000 CDN

INTEREST	15%

INVESTMENT	Outstanding loan amount

CLOSING	August 15th, 2006

LOAN RE-PAYMENT DATE

It is agreed the loan will be paid in its entirety of principal and interest no later than September 30, 2006, along with the issuance to the lender by the borrower of 150,000 cashless warrants @ $0.30/share USD exercisable until August 14th, 2011.

Signed and dated this day of the 15th of August 2006 by:

Morpheus Financial Corporation
/s/

Essential Innovations Technology Corp.
/s/